Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of the undersigned hereby agrees to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Ordinary Shares of China Biologic Products Holdings, Inc. Each of the undersigned acknowledges that each shall be responsible for the timely filing of any statement (including amendments) on Schedule 13D, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other persons making such filings, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

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IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of August 20, 2018.

Date: August 20, 2018

GL Trade Investment Limited

By:	/s/ Hu Chou Hui
Name:	Hu Chou Hui
Title:	Director

GL China Opportunities Fund L.P.

By:	/s/ Zhenfu Li
Name:	Zhenfu Li
Title:	Authorized Signatory

GL Capital Management GP L.P.

By:	/s/ Zhenfu Li
Name:	Zhenfu Li
Title:	Authorized Signatory

GL Capital Management GP Limited

By:	/s/ Zhenfu Li
Name:	Zhenfu Li
Title:	Director

GL Partners Capital Management Limited

By:	/s/ Zhenfu Li
Name:	Zhenfu Li
Title:	Director

Zhenfu Li
/s/ Zhenfu Li